FIRST AMENDMENT TO THE

TRUST FOR PROFESSIONAL MANAGERS

OPERATING EXPENSE LIMITATION AGREEMENT

with

ROCKEFELLER & CO., INC.

THIS FIRST AMENDMENT dated as of December 16, 2014, to the Operating Expense Limitation Agreement, dated as of October 24, 2013 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS (the “Trust”), on behalf of the series of the Trust as indicated on Amended and Restated Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and Rockefeller & Co., Inc. (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to change the name of the Rockefeller Select Equity Fund; and

WHEREAS, the Agreement allows for the amendment of Schedule A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Amended and Restated Schedule A attached hereto, for the sole purpose changing the name of the Rockefeller Select Equity Fund.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	ROCKEFELLER & CO., INC.
on behalf of its series listed on Amended Schedule A

By: /s/ John P. Buckel	By: /s/ David Westbrook
Name: John P. Buckel	Name: David Westbrook
Title: President	Title: Chief Financial Officer

AMENDED AND RESTATED SCHEDULE A

to the

TRUST FOR PROFESSIONAL MANAGERS

OPERATING EXPENSE LIMITATION AGREEMENT

with

ROCKEFELLER & CO., INC.

Series and Class of Trust for Professional Managers	Operating Expense Limitation as a Percentage of Average Daily Net Assets	Initial Term
Rockefeller Core Equity Fund – Institutional Class Shares	0.99%	Three Years
Rockefeller Core Equity Fund – Advisor Class Shares	1.14%	Three Years
Rockefeller Equity Allocation Fund – Institutional Class Shares	1.25%	Three Years
Rockefeller Equity Allocation Fund – Advisor Class Shares	1.40%	Three Years
Rockefeller Core Taxable Bond Fund – Institutional Class Shares	0.85%	One Year
Rockefeller Core Taxable Bond Fund – Advisor Class Shares	1.00%	One Year
Rockefeller Intermediate Tax Exempt National Bond Fund – Institutional Class Shares	0.85%	One Year
Rockefeller Intermediate Tax Exempt National Bond Fund – Advisor Class Shares	1.00%	One Year
Rockefeller Intermediate Tax Exempt New York Bond Fund – Institutional Class Shares	0.85%	One Year
Rockefeller Intermediate Tax Exempt New York Bond Fund – Advisor Class Shares	1.00%	One Year